May 29, 2019

Proficient Alpha Acquisition Corp.

40 Wall St., 29th floor

New York City, NY 10005

I-Bankers Securities, Inc.

535 5th Avenue

Suite 423

New York, New York 10017

Re:	Initial Public Offering

Gentlemen:

This letter is being delivered to you in accordance with the Underwriting Agreement (the “Underwriting Agreement”) entered into by and between Proficient Alpha Acquisition Corp., a Nevada corporation (the “Company”), and I-Bankers Securities, Inc., as representative (the “Representative”) of the several Underwriters named in Schedule I thereto (the “Underwriters”), relating to an underwritten initial public offering (the “IPO”) of the Company’s units (the “Units”), each comprised of one share of the Company’s common stock, par value $0.001 per share (the “Common Stock”), one warrant exercisable for one share of Common Stock (each, a “Warrant”) and one right to receive one-tenth of one share of Common Stock (each, a “Right”). Certain capitalized terms used herein are defined in paragraph 12 hereof.

In order to induce the Company and the Underwriters to enter into the Underwriting Agreement and to proceed with the IPO, and in recognition of the benefit that such IPO will confer upon the undersigned, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned hereby agrees with the Company as follows:

1.	If the Company solicits approval of its stockholders of a Business Combination, each of the undersigned will vote all shares of Common Stock and Founder’s Common Stock beneficially owned by it, whether acquired before, in or after the IPO, in favor of such Business Combination.

2.	In the event that the Company fails to consummate a Business Combination within the time period set forth in the Company’s Articles of Incorporation, as the same may be amended from time to time, each of the undersigned will, as promptly as possible, cause the Company to (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible, but not more than 10 business days thereafter, redeem the Common Stock sold as part of the Units in the IPO (the “Offering Shares”), at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account, including interest earned on the Trust Account net of interest that may be used by the Company to pay its taxes payable and for dissolution expenses, divided by the number of then outstanding public shares, which redemption will completely extinguish public stockholders’ rights as stockholders (including the right to receive further liquidation distributions, if any), and (iii) as promptly as reasonably possible following such redemption, subject to the approval of the Company’s remaining stockholders and the Company’s board of directors, dissolve and liquidate, subject in the cases of clauses (ii) and (iii) to the Company’s obligations under Nevada law to provide for claims of creditors and other requirements of applicable law. The undersigned hereby waives any and all right, title, interest or claim of any kind the undersigned may have in the future in or to any distribution of the Trust Account and any remaining net assets of the Company as a result of, or arising out of, any contracts or agreements with the Company and will not seek recourse against the Trust Account for any reason whatsoever.

3.	Each of the undersigned acknowledges and agrees that prior to entering into a Business Combination with a target business that is affiliated with any Insiders of the Company or their affiliates, such transaction must be approved by a majority of the Company’s disinterested independent directors and the Company must obtain an opinion from an independent investment banking firm, or another independent entity that commonly renders valuation opinions on the type of target business the Company is seeking to acquire, that such Business Combination is fair to the Company’s unaffiliated stockholders from a financial point of view.

(1)

4.		None of the undersigned nor any affiliate of the undersigned will be entitled to receive and will not accept any compensation or other cash payment prior to, or for services rendered in order to effectuate, the consummation of the Business Combination; provided that the Company shall be allowed to make the payments set forth in the Registration Statement under the caption “Prospectus Summary – The Offering – Limited payments to insiders.”

5.		None of the undersigned nor any affiliate of the undersigned will be entitled to receive or accept a finder’s fee or any other compensation in the event either of the undersigned, any member of the family of the undersigned or any affiliate of the undersigned originates a Business Combination.

6.	(a)	Each of the undersigned will place into escrow all shares of Founder’s Common Stock, pursuant to the terms of a Stock Escrow Agreement which the Company will enter into with the undersigned and an escrow agent.

	(b)	None of the undersigned will, without the prior written consent of the Representative pursuant to the Underwriting Agreement, offer, sell, contract to sell, pledge, hedge, or otherwise dispose of, (or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by the undersigned or any affiliate of the undersigned or any person in privity with the undersigned or any affiliate of the undersigned), directly or indirectly, including the filing (or participation in the filing) of a registration statement with the Securities and Exchange Commission in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Securities and Exchange Commission promulgated thereunder with respect to, any Units, shares of Common Stock, shares of Founder’s Common Stock, Warrants, Rights of the Company or any securities convertible into, or exercisable or exchangeable for shares of Common Stock, or publicly announce an intention to effect any such transaction, for a period of 180 days after the date of the Underwriting Agreement.

	(c)	Each of the undersigned agrees that until the Company consummates a Business Combination, the undersigned’s Founder’s Common Stock will be placed into an escrow account maintained in New York, New York by American Stock Transfer & Trust Company (“AST”), acting as escrow agent, and shall be subject to lock-up provisions (the “Lock-up”) contained in that certain stock escrow agreement to be entered into as of, or prior to, the closing of the IPO by and between the undersigned and AST.

7.	(a)	In order to minimize potential conflicts of interest that may arise from multiple corporate affiliations, the undersigned hereby agrees that until the earliest of the Company’s initial Business Combination or liquidation, the undersigned shall present to the Company for its consideration, prior to presentation to any other entity, any target business that has a fair market value of at least 80% of the assets held in the Trust Account (excluding deferred underwriting commissions and taxes payable on the income accrued on the Trust Account), subject to any pre-existing fiduciary or contractual obligations the undersigned might have.

	(b)	Each of the undersigned has agreed not to participate in the formation of, or become an officer or director of, any blank check company with a class of securities registered under the Exchange Act until the Company has entered into a definitive agreement regarding its initial Business Combination or the Company has failed to complete an initial Business Combination within the time period set forth in the Company’s Articles of Incorporation, as the same may be amended from time to time.

	(c)	Each of the undersigned hereby agrees and acknowledges that (i) each of the Underwriters and the Company may be irreparably injured in the event of a breach of any of the obligations contained in this letter, (ii) monetary damages may not be an adequate remedy for such breach and (iii) the non-breaching party shall be entitled to injunctive relief, in addition to any other remedy that such party may have in law or in equity, in the event of such breach.

(2)

8.	Each of the undersigned hereby waives any right to exercise conversion rights with respect to any shares of the Common Stock or Founder’s Common Stock owned or to be owned by the undersigned, directly or indirectly, whether such shares be part of the Founder’s Common Stock or shares of Common Stock purchased by the undersigned in the IPO or in the aftermarket, and each agrees not to seek conversion with respect to such shares in connection with any vote to approve a Business Combination or to sell any such shares in a tender offer undertaken by the Company in connection with a Business Combination.

9.	Each of the undersigned has full right and power, without violating any agreement by which he, she or it is bound, to enter into this letter agreement.

10.	Each of the undersigned hereby agrees to not propose, or vote in favor of, an amendment to Article Sixth of the Company’s Articles of Incorporation, as the same may be amended from time to time, prior to the consummation of a Business Combination unless the Company provides public stockholders with the opportunity to convert their shares of Common Stock upon such approval in accordance with such Article Sixth thereof.

11.	In the event that the Company does not consummate a Business Combination and must liquidate and its remaining net assets are insufficient to complete such liquidation, each of the undersigned agrees to advance such funds necessary to complete such liquidation and agrees not to seek repayment for such expenses.

12.	This letter agreement shall be governed by and construed and enforced in accordance with the laws of the State of New York, without giving effect to conflicts of law principles that would result in the application of the substantive laws of another jurisdiction. Each of the undersigned hereby (i) agrees that any action, proceeding or claim against him arising out of or relating in any way to this letter agreement (a “Proceeding”) shall be brought and enforced in the courts of the State of New York of the United States of America for the Southern District of New York, and irrevocably submits to such jurisdiction, which jurisdiction shall be exclusive, (ii) waives any objection to such exclusive jurisdiction and that such courts represent an inconvenient forum and (iii) irrevocably agrees to appoint Ellenoff Grossman & Schole LLP as agent for the service of process in the State of New York to receive, for the undersigned and on his behalf, service of process in any Proceeding. If for any reason such agent is unable to act as such, the undersigned will promptly notify the Company and the Representative and appoint a substitute agent acceptable to each of the Company and the Representative within 30 days and nothing in this letter will affect the right of either party to serve process in any other manner permitted by law.

13.	As used herein, (i) a “Business Combination” shall mean a merger, share exchange, asset acquisition, stock purchase, recapitalization, reorganization or other similar business combination with one or more businesses or entities; (ii) “Insiders” shall mean all officers, directors, the sponsor and the initial stockholders of the Company immediately prior to the IPO; (iii) “Founder’s Common Stock” shall mean all of the shares of common stock, par value $0.001 per share, of the Company acquired by an Insider prior to the IPO; (iv) “IPO Shares” shall mean the shares of Common Stock issued in the Company’s IPO; (v) “Trust Account” shall mean the trust account into which a portion of the net proceeds of the IPO will be deposited; and (vi) “Registration Statement” means, collectively, the Company’s registration statement on Form S-1 (SEC File No. 333-231084) filed with the Securities and Exchange Commission.

14.	This Letter Agreement constitutes the entire agreement and understanding of the parties hereto in respect of the subject matter hereof and supersedes all prior understandings, agreements, or representations by or among the parties hereto, written or oral, to the extent they relate in any way to the subject matter hereof or the transactions contemplated hereby. This Letter Agreement may not be changed, amended, modified or waived (other than to correct a typographical error) as to any particular provision, except by a written instrument executed by all parties hereto.

15.	Each of the undersigned acknowledges and understands that the Underwriters and the Company will rely upon the agreements, representations and warranties set forth herein in proceeding with the IPO. Nothing contained herein shall be deemed to render the Underwriters a representative of, or a fiduciary with respect to, the Company, its stockholders or any creditor or vendor of the Company with respect to the subject matter hereof.

16.	This letter agreement shall be binding on the undersigned and such person’s respective successors, heirs, personal representatives and assigns. This letter agreement shall terminate on the earlier of (i) the consummation of a Business Combination and (ii) the liquidation of the Company; provided, that such termination shall not relieve the undersigned from liability for any breach of this agreement prior to its termination.

[Signature Page Follows]

(3)

/s/ Shih-Chung Chou
Shih-Chung Chou

/s/ Wei Fan
Wei Fan

/s/ Weixuan Luo
Weixuan Luo

/s/ Jia Li
Jia Li

/s/ Yuanjing Fan
Yuanjing Fan
/s/ Mike Bongiovanni
Mike Bongiovanni

/s/ Robert C. Cottone
Robert C. Cottone

MGA HOLDINGS, LLC
By:	/s/ William Gerhauser
Name: William Gerhauser
Title: Managing Member

CELTIC ASSET & EQUITY PARTNERS LTD.
By:	/s/ Alexander V. Schinzing
Name: Alexander V. Schinzing
Title: Director
Acknowledged and Agreed:

Proficient Alpha Acquisition Corp.

By:	/s/ Kin Sze
Name: Kin Sze
Title: Co-Chief Executive Officer

I-Bankers Securities, Inc.

By:	/s/ Mike McCrory
Name: Mike McCrory
Title: CEO

[Signature Page to Insider Letter with Initial Stockholders]

(4)